Exhibit 99.2

INVESTOR PRESENTATION October 2020

# Legal Disclaimer

This presentation (this "Presentation") is provided for information purposes only and has been prepared to assist interested parties in making their own evaluation with respect to a potential business combination between Mountain Crest Acquisition Corp. ("MCAC") and Playboy Enterprises, Inc. ("Playboy" or the "Company") and related transactions (the "Proposed Business Combination") and for no other purpose.

No representations or warranties, express or implied are given in, or in respect of, this Presentation. To the fullest extent permitted by law in no circumstances will MCAC, Playboy or any of their respective subsidiaries, stockholders, affiliates, representatives, partners, directors, officers, employees, advisers or agents be responsible or liable for any direct, indirect or consequential loss or loss of profit arising from the use of this Presentation, its contents, its omissions, reliance on the information contained within it, or on opinions communicated in relation thereto or otherwise arising in connection therewith. Industry and market data used in this Presentation have been obtained from third-party industry publications and sources as well as from research reports prepared for other purposes. Neither MCAC nor Playboy has independently verified the data obtained from these sources and cannot assure you of the data's accuracy or completeness. This data is subject to change. In addition, this Presentation does not purport to be all-inclusive or to contain all of the information that may be required to make a full analysis of Playboy or the Proposed Business Combination. Viewers of this Presentation should each make their own evaluation of Playboy and of the relevance and adequacy of the information and should make such other investigations as they deem necessary.

**Forward Looking Statements**

Certain statements included in this Presentation that are not historical facts are forward-looking statements for purposes of the safe harbor provisions under the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements generally are accompanied by words such as "believe," "may," "will," "estimate," "continue," "anticipate," "intend," "expect," "should," "would," "plan," "predict," "potential," "seem," "seek," "future," "outlook," "model," "target," "goal," and similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding estimates and forecasts of other financial and performance metrics and projections of market opportunity. These statements are based on various assumptions, whether or not identified in this Presentation, and on the current expectations of MCAC's and Playboy's management and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on by any investor as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond the control of MCAC and Playboy. These forward-looking statements are subject to a number of risks and uncertainties, including changes in domestic and foreign business, market, financial, political and legal conditions; the inability of the parties to successfully or timely consummate the Proposed Business Combination, including the risk that any required regulatory approvals are not obtained, are delayed or are subject to unanticipated conditions that could adversely affect the combined company or the expected benefits of the Proposed Business Combination or that the approval of the stockholders of MCAC or Playboy is not obtained; failure to realize the anticipated benefits of the Proposed Business Combination; risks relating to the uncertainty of the projected financial information with respect to Playboy; risks related to the organic and inorganic growth of Playboy's business and the timing of expected business milestones; the effects of competition on Playboy's future business; the amount of redemption requests made by MCAC's stockholders; the ability of MCAC or the combined company to issue equity or equity-linked securities or obtain debt financing in connection with the Proposed Business Combination or in the future, and those factors discussed in MCAC's final prospectus dated June 5, 2020 under the heading "Risk Factors," and other documents of MCAC filed, or to be filed, with the Securities and Exchange Commission ("SEC"). If any of these risks materialize or our assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that neither MCAC nor Playboy presently know or that MCAC and Playboy currently believe are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements reflect MCAC's and Playboy's expectations, plans or forecasts of future events and views as of the date of this Presentation. MCAC and Playboy anticipate that subsequent events and developments will cause MCAC's and Playboy's assessments to change. However, while MCAC and Playboy may elect to update these forward-looking statements at some point in the future, MCAC and Playboy specifically disclaim any obligation to do so. These forward-looking statements should not be relied upon as representing MCAC's and Playboy's assessments as of any date subsequent to the date of this Presentation. Accordingly, undue reliance should not be placed upon the forward-looking statements.

**Use of Projections**

This Presentation contains projected financial information with respect to Playboy. Such projected financial information constitutes forward-looking information, and is for illustrative purposes only and should not be relied upon as necessarily being indicative of future results. The assumptions and estimates underlying such financial forecast information are inherently uncertain and are subject to a wide variety of significant business, economic, competitive and other risks and uncertainties. See "Forward-Looking Statements" above. Actual results may differ materially from the results contemplated by the financial forecast information contained in this Presentation, and the inclusion of such information in this Presentation should not be regarded as a representation by any person that the results reflected in such forecasts will be achieved.

PLAYBOY 2020
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# Legal Disclaimer (Continued)

**Financial Information; Non-GAAP Financial Measures**

The financial information and data contained in this Presentation is unaudited and does not conform to Regulation S-X. Accordingly, such information and data may not be included in, may be adjusted in or may be presented differently in, any proxy statement/prospectus or registration statement to be filed by MCAC with the SEC, and such differences may be material. In particular, all Playboy historical financial information included herein is preliminary and subject to change pending finalization of the audits of Playboy and its subsidiaries as of and for the years ended December 31, 2019 and December 31, 2018 in accordance with PCAOB auditing standards, including without limitation the adoption and application of FASB ASC Topic 606, Revenue From Contracts With Customers, which is expected to result in certain licensing revenue recognition period to period timing differences from Playboy's historical revenue included in this Presentation.

Some of the financial information and data contained in this Presentation, such as Adjusted Revenue, Adjusted EBITDA and Adjusted EBITDA Margin, has not been prepared in accordance with United States generally accepted accounting principles ("GAAP"). MCAC and Playboy believe that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating historical or projected operating results and trends in and in comparing Playboy's financial measures with other similar companies, many of which present similar non-GAAP financial measures to investors. Management does not consider these non-GAAP measures in isolation or as an alternative to financial measures determined in accordance with GAAP. The principal limitation of these non-GAAP financial measures is that they exclude significant expenses and revenue that are required by GAAP to be recorded in Playboy's financial statements. In addition, they are subject to inherent limitations as they reflect the exercise of judgments by management about which expense and revenue items are excluded or included in determining these non-GAAP financial measures. In order to compensate for these limitations, management presents historical non-GAAP financial measures in connection with GAAP results. You should review Playboy's audited financial statements, which will be included in the Proxy Statement (as defined below). However, not all of the information necessary for a quantitative reconciliation of the forward-looking non-GAAP financial measures to the most directly comparable GAAP financial measures is available without unreasonable efforts at this time.

**Important Information About the Proposed Business Combination and Where to Find It**

In connection with the Proposed Business Combination, MCAC intends to file a proxy statement (the "Proxy Statement") with the SEC, which will be distributed to holders of MCAC's common stock in connection with MCAC's solicitation of proxies for the vote by MCAC's stockholders with respect to the Proposed Business Combination and other matters as described in the Proxy Statement. MCAC will mail a definitive proxy statement, when available, to its stockholders. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT, ANY AMENDMENTS THERETO AND ANY OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT MCAC, PLAYBOY AND THE PROPOSED BUSINESS COMBINATION. Investors and security holders may obtain free copies of the preliminary proxy statement and definitive proxy statement (when available) and other documents filed with the SEC by MCAC through the website maintained by the SEC at http://www.sec.gov, or by directing a request to MCAC at 311 West 43rd Street, 12th Floor, New York, NY 10036.

INVESTMENT IN ANY SECURITIES DESCRIBED HEREIN HAS NOT BEEN APPROVED OR DISAPPROVED BY THE SEC OR ANY OTHER REGULATORY AUTHORITY NOR HAS ANY AUTHORITY PASSED UPON OR ENDORSED THE MERITS OF THE OFFERING OR THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED HEREIN. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

**Participants in the Solicitation**

MCAC and Playboy and their respective directors and certain of their respective executive officers and other members of management and employees may be considered participants in the solicitation of proxies with respect to the Proposed Business Combination. Information about the directors and executive officers of MCAC is set forth in its final prospectus dated June 5, 2020. Additional information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be included in the proxy statement/prospectus and other relevant materials to be filed with the SEC regarding the Proposed Business Combination when they become available. Stockholders, potential investors and other interested persons should read the proxy statement/prospectus carefully when it becomes available before making any voting or investment decisions. You may obtain free copies of these documents as indicated above.

**No Offer or Solicitation**

This Presentation shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities will be made except by means of a prospectus meeting the requirements of Securities Act of 1933, as amended, or an exemption therefrom.

**Trademarks**

This Presentation contains trademarks, service marks, trade names and copyrights of MCAC, Playboy and other companies, which are the property of their respective owners.

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## Transaction Summary

- **Playboy Enterprises Inc. ("Playboy") to be acquired by Mountain Crest Acquisition Corp. ("MCAC"), a publicly listed special purpose acquisition vehicle with $58.5M cash in trust**
  - Playboy pre-money equity value of $239.2M (plus $142.1M of debt = $381.3M enterprise value)
  - Playboy is rolling 100% of its equity into MCAC
  - Transaction includes a $50M common stock PIPE @ $10.00/share
  - Playboy has agreed to purchase 700k sponsor promote shares @ $6.35/share ($4.44M)
- **Pro forma market capitalization of ~$373M; enterprise value of ~$413M[1]**
  - Playboy owns ~66% of the combined entity on a fully diluted basis
  - $101M new cash on the balance sheet

[1] Assumes zero redemptions from SPAC
[2] Does not include a total of 0.3M unit purchase options to the MCAC IPO underwriter
[3] Does not reflect closing adjustments; shares issued or issuable to Playboy shareholders at closing may increase or decrease based on the net debt calculation adjustments at closing

### POST-TRANSACTION ENTERPRISE VALUE BUILD-UP ($MM)[1,2,3]

| | |
|---|---|
| Shares Outstanding | 37.3 |
| Price Per Share | $10.00 |
| Market Capitalization | $372.7 |
| Plus: Debt | $142.1 |
| Less: Cash | $101.5 |
| **Enterprise Value** | **$413.3** |
| 2021 Est. EBITDA | $40.3 |
| EV/ 2021 Est. EBITDA | 10.3x |

### SOURCES & USES ($MM)

| Sources | |
|---|---|
| Cash Remaining in Trust | $58.5 |
| Playboy Equity Roll | $239.2 |
| PIPE - Common Shares | $50.0 |
| **Total Sources** | **$347.7** |

| Uses | |
|---|---|
| Playboy Equity Roll | $239.2 |
| Fees & Expenses (Estimated) | $7.0 |
| Cash to Balance Sheet | $101.5 |
| **Total Uses** | **$347.7** |

### PRO FORMA OWNERSHIP[1,2,3]

*Shares in millions*

| | Shares | % |
|---|---|---|
| Mountain Crest Sponsor | 1.1 | 3.0% |
| SPAC IPO Investors | 6.5 | 17.5% |
| PIPE Investors | 5.0 | 13.4% |
| Playboy | 24.6 | 66.1% |
| **Total** | **37.3** | **100.0%** |



SPAC Sponsor
3.0%
SPAC Investors
17.5%
PIPE Investors
13.4%
Playboy
66.1%

PLAYBOY 2020
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Introductions 5 PLAYBOY 2020 BEN KOHN Chief Executive Officer • Former partner at Rizvi Traverse, a leading entertainment - focused private equity firm • 25+ years experience managing media & entertainment companies • Superior returns generated on transactions completed at Rizvi Traverse RACHEL WEBBER Chief Brand & Strategy Officer • Former EVP of Digital at National Geographic • Senior positions at Fox, Rovio Entertainment, Tumblr, and News Corp DAVID ISRAEL COO / CFO • Former Chairman, CEO and founding partner of Procysive Corporation • Former CEO, International for Reed Business Information PLAYBOY

## PLAYBOY IS A MASSIVE CONSUMER LIFESTYLE PLATFORM

# $3B

**GLOBAL CONSUMER SPEND**

**97%**
GLOBAL UNAIDED BRAND AWARENESS

**1M+**
ACTIVE ECOMMERCE CONSUMERS

**60/40**
MALE/FEMALE CONSUMER BREAKDOWN

**300%**
NORTH AMERICA RETAIL SPEND GROWTH IN 2019

**50B+**
GLOBAL PRESS IMPRESSIONS

**180+**
COUNTRIES WHERE WE SELL PRODUCTS

**LEADING**
MEN'S APPAREL BRAND IN CHINA

**~50M**
GLOBAL SOCIAL MEDIA FANS

PLAYBOY 2020
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# Foundation Set to Achieve $100M+ Adjusted EBITDA Goal by 2025

**$100M+ Adjusted EBITDA 5 year goal**

## 2017 — Review and Clean Up

- Full strategic review
- Streamlined team
- Ended advertising business
- Ended off-brand partnerships
- Closed underperforming businesses

## 2018 — Establish a Foundation

- Built new management team
- Defined brand mission
- Focused business strategy
- Strengthened global licensing business as cash foundation

## 2019 + 2020 — Build Brand and Business

- Re-introduced brand to audiences via content partnerships with influencers including Kylie Jenner, Travis Scott, Bad Bunny, Lizzo, King Princess and others
- Re-established US business with apparel collaborations for older Gen-Z and younger millennials, driving ~$30M retail in 2019
- Acquired Yandy to build commerce and O&O foundation
- Launched first O&O products via D2C and mass retailers (Wal-Mart & CVS)
- Built unified consumer data platform

## 2021+ — Expand Holdings

- Aggregate highly fractured Sexual Wellness category via new product development and acquisition
- Rapidly grow digital gaming business globally via acquisition
- Introduce beauty, skincare and grooming product lines in US and China
- Take advantage of white space category and territory opportunities (e.g., India)

PLAYBOY 2020
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$78.2 $131.2 2019A 2020E $11.7 $24.1 2019A 2020E Growth to Date Management has accelerated top - line revenue and EBITDA growth by executing organic and inorganic strategies. STRONG ADJUSTED REVENUE GROWTH ($MM) 1 D OUBLING ADJUSTED EBITDA GROWTH ($MM) 1 Source: Company management. 1 2019A revenues and EBITDA do not include Yandy . Yandy was acquired by Playboy in Dec 2019. *See non - GAAP to GAAP reconciliations at the end of the presentation. 8 PLAYBOY 2020

PLAYBOY 2020 9 Playboy’s mission is to CREATE A CULTURE WHERE ALL PEOPLE CAN PURSUE PLEASURE Artwork designed by Andy Warhol for Jan, 1986 Playboy cover

PLAYBOY 2020

# THIS IS OUR LEGACY

For more than six decades, we've curated sophistication, art, music and culture. We've entertained. We've advocated for self expression and personal freedom. We've evolved, in real time, responding to and creating culture. We've remained critical thought leaders and a platform for voices—the emerging, the outspoken and the legendary.

**For sixty-seven years, we have walked the walk.**

• HUNTER S. THOMPSON • KATE MOSS • IAN FLEMING • SALVADOR DALI • RAY BRADBURY • NORMAN MAILER •

MLK • JOYCE CAROL OATES • STEVE JOBS • JOHN STEINBECK • JACK KEROUAC • MALCOLM X • GABRIEL GARCIA MARQUEZ •


PLAYBOY
PLAYBOY
PLAYBOY
PLAYBOY
PLAYBOY
PLAYBOY
PLAYBOY
PLAYBOY
PLAYBOY

CHER • SHEL SILVERSTEIN • MARILYN MONROE • HARUKI MURAKAMI • ANDY WARHOL • MARGARET ATWOOD • JOSEPH HELLER

• ROALD DAHL • KURT VONNEGUT • JOHN LENNON • VLADIMIR NABOKOV • WHOOPI GOLDBERG • GORE VIDAL •

10

PLAYBOY 2020 11 PLAYBOY 2020 67 Years of Cultural Relevance PLAYBOY X MISSGUIDED, PHOTOGRAPHER: ADAM RINDY, MODEL: GIGI VASS ALLO Content. Products. Influencers. Experiences.

PLAYBOY 2020 12 SEXUAL WELLNESS Intimacy, Lingerie GAMING & LIFESTYLE Digital Gaming, Hospitality, Spirits STYLE & APPAREL Fashion, Accessories BEAUTY & GROOMING Fragrance, Skincare Cosmetics Night Day We deliver THE PLEASURE LIFESTYLE PLATFORM Integrating into the habits of people around the world with products and experiences that help you look good and feel good.

PLAYBOY 2020 GAMING & LIFESTYLE + Digital gaming + Casinos & hospitality experiences + Spirits + Home, art & music STYLE & APPAREL + Men’s & women’s apparel & accessories + 20+ fashion collabs across US, Europe & Asia + Wide retail distribution + Global fragrance for men & women + CBD - based bath + Beauty, grooming & skincare expansion underway BEAUTY & GROOMING + Intimacy products, including condoms, lubricants, wipes, CBD - based arousal offerings + Ecommerce lingerie business SEXUAL WELLNESS

# Diversified Offerings Represent Massive Market

Playboy's existing business demonstrates strong consumer affinity in key categories; market size showcases enormous growth opportunities.

| | SEXUAL WELLNESS | STYLE & APPAREL | GAMING & LIFESTYLE | BEAUTY & GROOMING |
|---|---|---|---|---|
| **Projected 2024 Market Size** | $388 billion[1] | $1.9 trillion[2] | $1.4 trillion[3] | $434 billion[4] |
| **2020E Market Size** | $283 billion | $1.3 trillion | $1.2 trillion | $360 billion |
| **2020E Playboy Consumer Retail Sales[5]** | $100 million | $2.7 billion | $52 million | $16 million |
| **2020E Adjusted Revenues (% of Total Adjusted Revenue)** | $54 million (41%) | $69 million (53%) | $4 million (3%) | $3 million (2%) |
| **Key Playboy Enterprises Consumer Product Offerings in Market Today** | Intimates and lingerie (yandy.com and collaborations)<br>Condoms, lubricants, wipes and intimacy kits<br>CBD arousal offerings<br>Supplements including natural ED<br>Playboy Advisor education, health & relationship content<br>PlayboyTV, Playboy Plus, Playboy.tv | Men's & women's casual wear, shoes / footwear, sleepwear, swimwear, formal suits, leather & non-leather goods, sweaters, active wear, and accessories<br>Collaborations with fashion and accessories brands including Missguided, Pac Sun, Supreme, others | Gaming including casinos & social venues, slots and table games, social casino gaming, live dealer<br>Sports betting partnerships<br>Gaming skins and in-app purchases<br>Furniture & art<br>Playboy Jazz Festival<br>Spirits JV | Men's and women's fragrance<br>Color cosmetics |
| **Current Business Model(s)** | D2C product sales and subscription<br>Licensing<br>Strategic Collaborations | D2C product sales<br>Licensing<br>Strategic Collaborations | D2C product sales<br>Licensing<br>Strategic Collaborations & JVs | Licensing |

[1] Includes Intimates, Condoms, Lubricants, Sex Toys, Sexual Supplements, CBD, and Sexual Health markets.
[2] Includes Men's and Women's Apparel and Accessories markets.
[3] Includes Digital Gaming, Spirits, Furniture, Bedding, Art, and Recorded Music markets.
[4] Includes Men's and Women's Fragrance, Skincare, Men's Grooming, Color Cosmetics, and Beauty Supplement markets.
[5] Includes global retail spend against the Playboy brand based on management estimates.
Source(s): Euromonitor, Aritzon, Statista, Grand View Research, Business Wire, PR News Wire, Wall Street Research.
*See non-GAAP to GAAP reconciliations at the end of the presentation.

PLAYBOY 2020
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200M INFLUENCER NETWORK REACH 3.5M ACTIVE CUSTOMERS 50M+ ORGANIC REACH 15 PLAYBOY 2020 O&O PRODUCT SALES DIGITAL SUBSCRIPTIONS LICENSING FEES accelerated & efficient product R&D higher consumer LTV lower consumer acquisition costs Multiple Monetization Models… Combined With An Owned Marketing Platform… Creates Low Cost, High Value Consumers Combination of business models and direct access to consumers allows for higher profitability and long - term scale; licensing & direct access to consumers allows for accelerated product testing & consumer insights. Building Upon A Highly Profitable Model

# Transitioning the Business Model from Licensing to Owned & Operated

PLAYBOY 2020

**LICENSING MODEL**

- Historically focused omnichannel licensing business model
- ~70% of Playboy's licensed products are sold online
- More than 3,000 physical retail points of sale
- 95% renewal rates with licensees, 7+ year tenured contracts
- Leading Men's Apparel brand in China; huge growth opportunity in Women's & adjacent categories

MISSGUIDED
PEACE, LOVE AND FASHION
PACSUN
GOLDEN STATE of MIND

*$28M in retail sales between Missguided and PacSun collaborations in 2019*

**O&O EXPANSION**

- Transition into an O&O platform to capture greater share of $3B global consumer spend against the brand
- Geographic expansion in U.S., EU and Asia
- Captures more revenue per unit sold and generates valuable consumer data and insights
- Organic social marketing and influencer reach drives efficient customer acquisition

Walmart
CVS pharmacy

*Secured distribution for sexual wellness product offerings*

16

$27.6 $46.7 $46.4 $47.6 $48.2 $48.5 $49.5 $47.0 2H2020 2021 2022 2023 2024 2025 2026 2027 Core Licensing Business Generates Massive Contracted Cashflows CONTRACTED CASHFLOWS ($MM) Source: Management. 1 Includes 2028 and 2029 contracted cashflows. 17 PLAYBOY 2020 • Approx. $400M of forward - booked contracted cashflows 1 • 80%+ gross margins • Assumes no renewals (historical renewal rate is more than 95%)

PLAYBOY 2020 18 PLAYBOY 2020 Playboy H as Increased Its Licensing Value In 2018, Playboy was ranked 40th on list of the world’s most powerful brands by Licensing Global, by comparing retail sales o f licensed merchandise across all major sectors of business, from entertainment to sports, food, fashion, art and design, and more. In 2019, Playboy leapt to 21st and then climbed to 17th this year. Playboy 1 7 Rainbow The Electrolux Group NBA Stanley Black & Decker Caterpillar Pentland Brands Proctor & Gamble 18 19 20 21 22 23 24 NFL 16 Playboy 21 Proctor & Gamble The Pokémon Company Caterpillar Ferrari 22 23 24 25 NBA Bluestar Alliance The Electrolux Group Pentland Brands 19 18 19 20 Playboy 40 Twentieth Century Fox 41 Mattel NFL BBC Weight Watchers Stanley Black & Decker Entertainment One The Hershey Company 33 34 35 36 37 38 39 2018 2019 2020

# Building a Multi-Channel Distribution Strategy

US and Europe royalty revenue doubled from $3M in 2018 to over $6M in 2020; territories poised for rapid growth with expanded retail presence for both licensed and new O&O products.

## 2018

**Collabs**
Joyrich
Buscemi
Supreme
Moschino
The Kooples
Philipp Plein
Coco De Mer

**Physical Retail +**
Saks
Urban Outfitters

**+Health**
Walmart (US)

**Digital Retail**
Pac Sun (US)
Missguided (UK/Multinational)

## 2019

**Collabs**
Monse
Soulland
Anti-Social Social Club
Eleven Paris
Marc Jacobs
Alpha Industries
Mason Garments

**Physical Retail +**
Lidz
Macy's
Nordstrom
Urban Outfitters

**+Health**
Walmart (US)

**Digital Retail**
Playboy.com
Pac Sun (US)
Missguided (UK/Multinational)
Amazon

## 2020

**Collabs**
Huf
Bustle
Dalmata
Supreme
FazeClan
Hatton Labs
Honey-Birdette
Suspicious Antwerp
Comme Des Garçons
PB Labs (Revenge, Aoki)

**Physical Retail +**
Lidz
Browns
Selfridges
Nordstrom
Bloomingdale's
Urban Outfitters
Galeries Lafeyettes

**+ Health**
Walmart (US, Mexico)
CVS
SuperDrug (UK)
DM & Rossmann (Multinational)

**Digital Retail**
Playboy.com
yandy.com
Pac Sun (US)
Wayfair (US)
Missguided (UK/Multinational)
Urban Planet (CA)
Tezenis (IT; Multinational)
Jack & Jones (EU)
Def Shop (GE; Multinational)
Amazon

PLAYBOY 2020
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Playboy is uniquely positioned to augment its organic growth through investment and acquisitions of companies across the Pleasure Lifestyle consumer categories. ACQUIRE INCUBATE INVEST INTEGRATE Illustrative Strategic Acquisition & Incubation Targets 20 PLAYBOY 2020 Sexual Wellness Style & Apparel Gaming & Lifestyle Beauty & Grooming Infrastructure / Consumer Data Platforms Playboy Acquisition Strategy • Scale portfolio of owned brands through strategic acquisitions • Expand and diversify product and service offerings • Incubate new owned consumer brands • Enter into strategic collaborations to launch new products and co - create content / experiences • Enhance technology, product development, marketing, and distribution capabilities • Build scaled data & analytics platform • Drive scale • Accelerate top - line revenue growth • Optimize product mix • Increase customer LTV • Drive consumer engagement and sales • Over $ 18 0M NOLs shield taxable income

$18.4 $25.2 YTD 2019 YTD 2020 Yandy Acquisition Case Study SUCCESSFUL ACQUISITION OF YANDY SIGNIFICANT REVENUE GROWTH YTD ($MM) 1 Source: Company management. 1 YTD as of 6/30. *See non - GAAP to GAAP reconciliations at the end of the presentation. 21 PLAYBOY 2020 • Acquired in December 2019 • Ecommerce retailer of lingerie, dresses, costumes and accessories: o 20,000 products from over 100 active brands • Strong customer base : o 750 K active customers o Email list of 2.5 + M subscribers o Average of over 70K orders per month • Warehouse and fulfillment center infrastructure • Comprehensive ecommerce software platform SIGNIFICANT ADJUSTED EBITDA GROWTH YTD ($MM) 1 Adjusted EBITDA Margin 9% 16% $1.6 $4.1 YTD 2019 YTD 2020

World - Class Management Team Demonstrated track record of acquiring, building and growing businesses. BEN KOHN Chief Executive Officer JARED DOUGHERTY President, Global Licensing and Joint Ventures • 20+ years experience driving revenue growth and brand / market expansion initiatives across hospitality, apparel, entertainment, sports, and CPG • Prior, Managing Director at Mackinac Partners, advising private equity firms on brand acquisitions and growth strategies • Former partner at Rizvi Traverse, a leading entertainment - focused private equity firm • 25+ years experience managing media & entertainment companies (Playboy, ICM Partners, Summit Entertainment, SESAC, RealD ) • Superior returns generated on transactions completed at Rizvi Traverse RACHEL WEBBER Chief Brand & Strategy Officer DAVID ISRAEL COO / CFO REENA PATEL COO, Global Licensing and Joint Ventures • Former EVP of Digital at National Geographic, responsible for the company’s digital business, product, and technology development • Prior to National Geographic, served as SVP at Fox and held other senior positions at Rovio Entertainment, Tumblr, and News Corp • Former Head of Global Licensing for International Game Technology (NYSE: IGT), directing all brand and licensing business for IGT's global online and physical gaming portfolio • Prior experience at Merrill Lynch Investment Managers, Scotiabank, and Sun Life Investments • Former Chairman, CEO and founding partner of Procysive Corporation • Prior to Procysive , Israel was CEO, International for Reed Business Information, and has held a variety of senior roles in Media, Entertainment and Technology 22 PLAYBOY 2020

PLAYBOY 2020 23 PLAYBOY 2020 FINANCIAL OVERVIEW SUMMARY

ADJUSTED REVENUE ($MM) 1 ADJUSTED EBITDA ($MM) 1 1 5% 24% 1 7% 1 8 % Adjusted EBITDA Margin 24 PLAYBOY 2020 Source: Management projections. 1 201 8 - 2019A revenues and EBITDA do not include Yandy . Yandy was acquired by Playboy in Dec 20 19. *See non - GAAP to GAAP reconciliations at the end of the presentation. Summary Financial Overview $78.2 $78.2 $131.2 $166.8 2018A 2019A 2020E 2021E $13.5 $11.7 $24.1 $40.3 2018A 2019A 2020E 2021E

$13.5 $11.7 $24.1 $40.3 $100.0 2018A 2019A 2020E 2021E 2025 Target ADJUSTED REVENUE ($ MM ) 1 ADJUSTED EBITDA ($ MM) 1 25 PLAYBOY 2020 Near - Term Growth Drivers 2020 GROWTH ASSUMPTIONS • Transition to consumer products and owned and operated model • Acquisition of Yandy on 12/31/2019 • Sexual wellness products (i.e. condoms, lubricants, and wipes) being rolled out in Walmart and CVS stores in September 2020 • Continued geographic expansion in U.S., EU and Asia 2021 GROWTH ASSUMPTIONS • Continued transition to owned and operated • Increasing sales of Playboy sexual wellness products – CBD, lubricants, wipes, condoms, and adult toys • Growth in licensed and owned digital gaming • Continued expansion to new geographies and product categories Source: Management projections. 1 201 8 - 2019A revenues and EBITDA do not include Yandy . Yandy was acquired by Playboy in Dec 201 9. *See non - GAAP to GAAP reconciliations at the end of the presentation. YoY 2018A 2019A 2020E 2021E Adjusted EBITDA Growth 6.6% (13.5%) 105.9% 67.0% YoY 2018A 2019A 2020E 2021E Adjusted Revenue Growth (2.0%) (0.0%) 67.8% 27.1% $78.2 $78.2 $131.2 $166.8 2018A 2019A 2020E 2021E

$ 24.1 $ 8.4 $ 7.0 $ 1.2 $ 1.0 $(1.5) $ 40.3 2020E Adjusted EBITDA Licensing Sexual Wellness Legacy Business Yandy G&A Expenses 2021E Adjusted EBITDA Adjusted EBITDA Target Bridge 26 PLAYBOY 2020 ADJUSTED EBITDA TARGET 1 Legacy business ceased operations in 2020. 1

# Organic Growth To $100M+ of Adjusted EBITDA Target by 2025

Highly achievable organic target where acquisitions can further accelerate growth.

## 5-YEAR ADJUSTED EBITDA BRIDGE ($MM)[1]



D $3
C $69
B $4
A $54
$131
$84
$13
$55
$13
$296
$111
$37
$46
$3
$104
A
B
C
D
2020E Adjusted Revenue
Sexual Wellness Growth
Gaming & Lifestyle
Style & Apparel
Beauty & Grooming Growth
2025E Adjusted Revenue
COGS
Segment OPEX
G&A
D&A
2025E Adjusted EBITDA

## KEY GROWTH ASSUMPTIONS

**A Sexual Wellness:**
- Introduction of new CBD, wipes, condoms and lubricant products
- Sale of lingerie and bedroom accessories through Yandy.com
- Customer segmentation tools better understand and target customers
- Higher average price points
- Cross selling across various customer segments

**B Gaming & Lifestyle:**
- Roll out digital O&O gaming assets and cross-sell to adult and Yandy customers
- Expand gaming licensing deals across new geographies and types of games

**C Style & Apparel:**
- Expand licensing business to new geographies and product categories
- Execute in geographies where Playboy partner with established companies that have market pull, political connections and local market expertise

**D Beauty & Grooming:**
- Playboy-branded men's and women's skincare and grooming products
- Women's beauty product line

[1] *Model assumes all organic growth; does not factor in inorganic growth opportunities; Minimal CapEx expected, resulting in high free cash flow conversion*
**See non-GAAP to GAAP reconciliations at the end of the presentation.*

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27

# Summary: Playboy Investment Highlights

| | | |
|---|---|---|
| 1 | Iconic Global Consumer Platform | • One of the world's most iconic global consumer lifestyle brands with massive global reach<br>• Diversified portfolio of products / services in four high-growth consumer categories<br>• **$3B** in annual global consumer spend against the Playboy brand across 180 countries |
| 2 | Highly Profitable Business Model | • Business model and efficient marketing strategy enables meaningful margin expansion as growth accelerates<br>• Drives low-cost product development, **reduced CAC, and increased customer LTV** |
| 3 | Massive Growth Opportunity In O&O | • **Approximately $400M of contracted cashflows** provide significant reinvestment opportunity<br>• Proven execution expanding from licensing to O&O product model |
| 4 | M&A Acceleration Opportunity | • Well-positioned to scale portfolio of owned brands and enhance capabilities via strategic acquisitions<br>• Accelerates top-line growth and EBITDA expansion<br>• Over $180M of NOLs **expected to** provide **significant tax shield** against acquired income |
| 5 | World Class Management Team | • Track record of acquiring and growing businesses to generate significant returns **for investors**<br>• 2020 on track to grow adjusted revenues by approximately 70% and double adjusted EBITDA<br>• **Grown Yandy ~37% YoY** in the first six months post acquisition |

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28

PLAYBOY 2020 29 PLAYBOY 2020 APPENDIX

# Sexual Wellness Growth Plan

Playboy's Sexual Wellness Segment Expected to Generate Approx. $54M in revenue in 2020.

## GLOBAL SEXUAL WELLNESS MARKET[1,2]

($ in billions)



18A-24E CAGR = 7.8%
$247
$264
$283
$304
$328
$355
$388
2018A
2019E
2020E
2021E
2022E
2023E
2024E

Source: Grand View Research, Medgadget
[1]Includes Intimates, Condoms, Lubricants, Sex Toys, Sexual Supplements, CBD, and Sexual Health markets.
[2] 2019E-2024E figures are extrapolated at 2018-2024 CAGR of 10.6% for Supplements, 2018-2024 CAGR of 22.2% for CBD, and 2019-2024 CAGR of 7.8% for Sexual Health & Relationship Products & Services.

## GROWTH OPPORTUNITY

**Playboy Brand Value:**

- Playboy represents a trusted brand to the consumer and represents sex as a healthy part of an aspirational lifestyle
- Playboy has the ability to be the mainstream lifestyle brand and trend setter in sexual wellness
- Establishing trends puts Playboy in a powerful position to sell products at scale

**Growth Opportunity:**

- The sexual wellness industry is a large, highly-fragmented industry, estimated to grow to ~$388 billion by 2024
- Expansion plan already underway for Playboy's recent product launches including condoms, lubricants, arousal spray, wipes (including CBD based offerings)
- Opportunity to expand market share of lingerie, sex toys and accessories via acquisition and integration into Yandy infrastructure
- Opportunity to acquire or build educational content services and intimacy support offerings to expand subscription and micro-transactions, leveraging well-known Playboy franchises such as the Playboy Advisor
- Opportunity to acquire dating services which will serve as strong monetization and consumer data engine to power advanced marketing of suite of offerings
- Opportunity to more efficiently bring to market supplements (such as ED offerings) via brand awareness and organic marketing channels
- Opportunity to serve as a paid marketing platform for other sexual wellness brands that are prohibited from advertising on other channels

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30

# Style & Apparel Growth Plan

Playboy's Fashion & Apparel Segment Expected To Generate Approx. $69M in revenue in 2020.

## GLOBAL APPAREL & ACCESSORIES MARKET[1,2]



($ in billions)
18A-24E CAGR = 9.7%
$1,113
$1,218
$1,335
$1,464
$1,607
$1,766
$1,942
2018A
2019E
2020E
2021E
2022E
2023E
2024E

Source: Research and Markets, Statista.
[1] Includes Men's and Women's Apparel and Accessories markets.
[2] 2019E-2024E figures are extrapolated at 2018-2022 CAGR of 11.8% for Apparel and 2020-2023 CAGR of 9.7% for Accessories.

## GROWTH OPPORTUNITY

**Playboy Brand Value:**

- Leading men's apparel brand in China
- Product categories cover men's & women's casual wear, shoes / footwear, intimates / lingerie, sleepwear, swimwear, formal suits, leather & non-leather goods, sweaters, active wear, and accessories
- Proven consumer demand for "wearing the Rabbit Head" — particularly with contemporary, sophisticated Hypebeast / streetwear consumer; recent high-end fashion collaborations with Supreme, Moschino, MissGuided, Joyrich, PacSun

**Growth Opportunity:**

- Expansion to O&O business model via development of in-house team and/or acquisition or acqui-hire; investment in data science infrastructure to power ability to respond quickly to consumer trends; Yandy back-end infrastructure provides ability to move quickly with in-house 3PL
- Expansion of men's business in China to women's apparel business; in addition to expansion of all categories by building local on-the ground management in China
- Big revenue and cultural relevance opportunities via fashion collaborations with leading brands and influencers; big partnerships in development for 2H 2020

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# Gaming & Lifestyle Growth Plan

Playboy's Lifestyle Experiences Segment Expected To Generate Approx. $4M in revenue in 2020.

## GLOBAL LIFESTYLE EXPERIENCES MARKET[1,2]



($ in billions)
18A-24E CAGR = 4.0%
$1,122
$1,165
$1,210
$1,259
$1,310
$1,361
$1,416
2018A
2019E
2020E
2021E
2022E
2023E
2024E

Source: Grand View Research, Wall Street Research, Artsy, Billboard.com, Music Business Worldwide, Statista.

[1] Includes Digital Gaming, Spirits, Furniture, Bedding, Art, and Recorded Music markets.

[2] 2019E-2024E figures extrapolated based on 2018-2024 CAGR of 7.3% for Digital Gaming, 2018-2024 CAGR of 5.1% for Furniture, 2018-2024 CAGR of 3.2% for Spirits, 2018-2024 CAGR of 5.1% for Bedding, 2014-2019 CAGR of (5.7%) for Art, and 2014-2019 CAGR of 5.98 for Recorded Music; Digital Gaming includes Online Gaming and Online Sports Betting; Digital Gaming 2018-2024 CAGR estimate of 7.3% based on a blended 2018-2024 CAGR of Online Gaming and Online Sports Betting; Art includes Online Art Sales and Art Auction Sales.

## GROWTH OPPORTUNITY

**Playboy Brand Value:**

- Playboy brand well known for creating aspirational, culture-driven and fun experiences that span gaming, nightlife, hospitality, art & music
- Existing gaming partnerships with the biggest suppliers globally: Microgaming, Caesars Entertainment, Scientific Games, FanDuel and more
- Well positioned to expand brand into lifestyle experiences in China

**Growth Opportunity:**

- Social casino gaming generated $6.2B in revenue in 2019; opportunity to build a portfolio of games with shared branding to drive revenue and lower user acquisition costs
- Open platforms, such as Unreal, enable efficient development of immersive virtual experiences; strong opportunity to create virtual Playboy Mansion / Game House to take advantage of consumer behavior and with a target audience that has an affinity for Playboy
- Success with Fanduel partnerships demonstrates brand affinity with sports betting consumer base
- JV partnership and execution plan in place to launch Spirits in China in 1H 2021
- Discussions underway with producers to expand beloved Playboy Jazz Festival

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# Beauty & Grooming Growth Plan

Playboy's Beauty & Grooming Segment Expected To Generate Approx. $3M in revenue in 2020

## GLOBAL BEAUTY & GROOMING MARKET[1,2]



($ in billions)
18A-24E CAGR = 4.8%
$328
$343
$360
$377
$395
$414
$434
2018A
2019E
2020E
2021E
2022E
2023E
2024E

Source: Grand View Research, Markets and Markets, Business News Wire, PR News Wire.

[1] Includes Men's and Women's Fragrance, Skincare, Men's Grooming, Color Cosmetics, and Beauty Supplement markets.

[2] 2019E-2024E figures are extrapolated at 2018-2024 CAGR of 5.0% for Men's Grooming, 2018-2024 CAGR of 6.2% for Color Cosmetics, 2018-2024 CAGR of 3.7% for Men's and Women's Fragrance, 2018-2024 CAGR of 4.4% for Skincare, and 2016-2023 CAGR of 9.5% for Beauty Supplements.

## GROWTH OPPORTUNITY

**Playboy Brand Value:**

- Proven commercial success in fragrance category; from 2012 to 2014 date achieved $100M annual retail business with fragrance line for men and women with Coty licensing partnership
- Recent color cosmetics partnership in Brazil demonstrates consumer affinity for brand in category
- Brand's positioning on free expression and body positivity, alongside built-in network of Playmates who can serve as beauty ambassadors, positions brand well for expansion into category targeting existing consumer base today purchasing apparel and consuming branded content

**Growth Opportunity:**

- New fragrance line set to launch in Fall 2020 across North America and European markets
- Collaboration discussions underway for color cosmetics and men's grooming with big-name influencers and contemporary beauty brands
- Company-conducted India consumer research demonstrates opportunity to brand in territory in Beauty and Grooming category
- Brand's reach in China positions Playboy well for expansion into men's grooming and skincare in territory

PLAYBOY 2020
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24.1% 1 25.3% 12.3% 24.7% 19.9% 3.3% 15.2% Playboy Sexual Wellness Fashion Apparel & Accessoires Digital and Experiences Beauty & Grooming Direct to Customer Aggregate Comps 85.4% 1.9% (8.4%) 3.8% (2.0%) 80.4% 2.9% Playboy Sexual Wellness Fashion Apparel & Accessoires Digital and Experiences Beauty & Grooming Direct to Customer Aggregate Comps 46.0% 3.6% (4.0%) 13.6% 0.3% 22.1% 3.3% Playboy Sexual Wellness Fashion Apparel & Accessoires Digital and Experiences Beauty & Grooming Direct to Customer Aggregate Comps 10.3x 19.5x 10.4x 13.6x 14.2x 17.8x 13.7x Playboy Sexual Wellness Fashion Apparel & Accessoires Digital and Experiences Beauty & Grooming Direct to Customer Aggregate Comps 34 PLAYBOY 2020 EV / 2021E Adjusted EBITDA 2019A - 2021E Adjusted Revenue CAGR Adjusted EBITDA Margin 2019A - 2021E Adjusted EBITDA CAGR Comparable Company Benchmarking (1/ 3 ) 1 Figure represents Playboy’s 2021 adjusted EBITDA margin. Source(s): Capital IQ as of 0 9 / 25 /2020; Management . Note(s): Figures for public comparable companies represent median figures and unadjusted revenue ; Playboy’s EV / 2021E EBITDA multiple assumes a $ 413 mm pro forma Enterprise Value ; see non - GAAP to GAAP reconciliations at the end of the presentation.

# Comparable Company Benchmarking (2/3)

| | Market Valuation | | | | Valuation Metrics[1] | | | | | | Growth Profile (CAGR) | | Margin Profile | |
|---|---|---|---|---|---|---|---|---|---|---|---|---|---|---|
| | | | | | EV/Revenue | | | EV/EBITDA | | | CY2019 - CY 2021 | | EBITDA Margin | |
| | Stock Price | % 52-Week High | Market Cap ($M) | Enterprise Value | CY2020 | CY2021 | CY2022 | CY2020 | CY2021 | CY2022 | Revenue | EBITDA | CY2020 | CY2021 |
| **Sexual Wellness** | | | | | | | | | | | | | | |
| Reckitt Benckiser Group plc | $98.68 | 94.0% | $70,183 | $82,418 | 4.7x | 4.7x | 4.6x | 17.7x | 18.0x | 16.8x | 1.0% | (4.3%) | 26.7% | 26.4% |
| Church & Dwight Co., Inc. | 96.50 | 99.3% | 23,866 | 25,281 | 5.3x | 5.1x | 4.9x | 22.2x | 21.3x | 20.3x | 6.2% | 8.0% | 23.9% | 24.1% |
| *Average* | | | | | 5.0x | 4.9x | 4.8x | 19.9x | 19.7x | 18.5x | 3.6% | 1.9% | 25.3% | 25.3% |
| *Median* | | | | | 5.0x | 4.9x | 4.8x | 19.9x | 19.7x | 18.5x | 3.6% | 1.9% | 25.3% | 25.3% |
| **Fashion Apparel & Accessories** | | | | | | | | | | | | | | |
| NIKE, Inc. | $109.75 | 100.0% | $171,198 | $172,068 | 4.6x | 3.8x | 3.5x | 54.4x | 24.3x | 20.7x | 4.8% | 5.7% | 8.4% | 15.8% |
| V.F. Corporation | 61.66 | 61.5% | 24,026 | 26,787 | 3.1x | 2.6x | 2.4x | 29.6x | 17.2x | 14.5x | (0.6%) | (2.1%) | 10.4% | 15.0% |
| PUMA SE | 81.42 | 82.0% | 12,177 | 11,890 | 2.0x | 1.7x | 1.5x | 24.7x | 13.7x | 11.2x | 6.8% | 18.9% | 8.0% | 12.3% |
| Columbia Sportswear Company | 80.63 | 78.4% | 5,334 | 4,838 | 1.9x | 1.6x | 1.5x | 17.2x | 10.4x | 9.4x | (1.4%) | (1.0%) | 11.1% | 15.8% |
| Ralph Lauren Corporation | 67.05 | 52.3% | 4,898 | 4,117 | 0.9x | 0.7x | 0.7x | 11.6x | 4.5x | 4.7x | (4.0%) | (8.4%) | 7.9% | 15.6% |
| Under Armour, Inc. | 9.73 | 44.3% | 4,200 | 4,358 | 1.1x | 0.9x | 0.9x | NM | 14.5x | 11.2x | (4.9%) | (20.9%) | (3.9%) | 6.3% |
| Gildan Activewear Inc. | 19.69 | 51.7% | 3,903 | 4,784 | 2.7x | 2.1x | 1.8x | 55.6x | 10.5x | 9.2x | (9.3%) | (9.3%) | 4.9% | 19.5% |
| PVH Corp. | 50.13 | 46.4% | 3,561 | 5,615 | 0.8x | 0.6x | 0.6x | NM | 6.3x | 5.7x | (6.2%) | (11.4%) | 1.3% | 10.2% |
| Kontoor Brands, Inc. | 21.12 | 48.8% | 1,206 | 2,087 | 1.0x | 0.9x | 0.9x | 11.6x | 7.5x | 6.9x | (3.6%) | (0.4%) | 9.0% | 11.7% |
| Oxford Industries, Inc. | 45.84 | 56.9% | 766 | 734 | 0.9x | 0.7x | NM | NM | 6.2x | NM | (5.3%) | (9.6%) | (0.6%) | 11.8% |
| G-III Apparel Group, Ltd. | 10.04 | 29.2% | 469 | 566 | 0.3x | 0.2x | NM | 5.1x | 2.5x | NM | (11.0%) | (14.0%) | 5.4% | 9.0% |
| *Average* | | | | | 1.8x | 1.4x | 1.5x | 26.2x | 10.7x | 10.4x | (3.2%) | (4.8%) | 5.6% | 13.0% |
| *Median* | | | | | 1.1x | 0.9x | 1.5x | 21.0x | 10.4x | 9.4x | (4.0%) | (8.4%) | 7.9% | 12.3% |
| **Digital and Experiences** | | | | | | | | | | | | | | |
| Aristocrat Leisure Limited | $20.31 | 74.2% | $12,969 | $14,394 | 5.1x | 4.3x | 4.0x | 18.3x | 13.8x | 11.7x | 3.6% | 1.9% | 27.6% | 30.9% |
| DraftKings Inc. | 35.15 | 78.5% | 12,498 | 11,251 | 21.6x | 14.8x | 10.3x | NM | NM | NM | 53.3% | (39.6%) | (53.1%) | (29.5%) |
| Live Nation Entertainment, Inc. | 51.12 | 66.7% | 10,844 | 13,160 | 6.3x | 1.5x | 1.1x | NM | 21.2x | 13.0x | (14.1%) | (13.0%) | (43.4%) | 7.3% |
| Zynga Inc. | 9.31 | 87.1% | 10,012 | 9,024 | 4.9x | 3.6x | 3.2x | 17.8x | 14.4x | 12.6x | 38.5% | 163.2% | 27.6% | 24.7% |
| Scientific Games Corporation | 19.83 | 62.7% | 1,878 | 10,068 | 3.8x | 3.2x | 2.9x | 12.9x | 8.2x | 7.4x | (3.2%) | 3.8% | 29.2% | 38.3% |
| Glu Mobile Inc. | 8.13 | 74.9% | 1,388 | 1,105 | 2.0x | 1.9x | 1.7x | 19.1x | 13.7x | 10.8x | 19.3% | 57.9% | 10.5% | 13.8% |
| DoubleUGames Co., Ltd. | 60.40 | 83.9% | 1,025 | 1,199 | 2.1x | 2.1x | 2.0x | 5.7x | 5.6x | 5.1x | 13.6% | 10.5% | 36.6% | 36.9% |
| *Average* | | | | | 6.5x | 4.5x | 3.6x | 14.8x | 12.8x | 10.1x | 15.9% | 26.4% | 5.0% | 17.5% |
| *Median* | | | | | 4.9x | 3.2x | 2.9x | 17.8x | 13.7x | 11.3x | 13.6% | 3.8% | 27.6% | 24.7% |

*Source(s): Capital IQ as of 09/25/20.*
*[1] Multiples larger than 100.0x and less than 0.0x deemed not meaningful.*

36
PLAYBOY 2020

# Comparable Company Benchmarking (3/3)

| | Market Valuation | | | | Valuation Metrics[1] | | | | | | Growth Profile (CAGR) CY2019 - CY 2021 | | Margin Profile EBITDA Margin | |
|---|---|---|---|---|---|---|---|---|---|---|---|---|---|---|
| | Stock Price | % 52-Week High | Market Cap ($M) | Enterprise Value | EV/Revenue CY2020 | EV/Revenue CY2021 | EV/Revenue CY2022 | EV/EBITDA CY2020 | EV/EBITDA CY2021 | EV/EBITDA CY2022 | Revenue | EBITDA | CY2020 | CY2021 |
| **Beauty & Grooming** | | | | | | | | | | | | | | |
| L'Oréal S.A. | $322.65 | 92.2% | $180,459 | $163,747 | 5.0x | 4.6x | 4.3x | 21.5x | 19.2x | 17.8x | 2.9% | 6.0% | 23.2% | 24.0% |
| The Estée Lauder Companies Inc. | 207.01 | 93.9% | 74,523 | 75,636 | 5.6x | 4.7x | 4.4x | 33.9x | 20.2x | 19.1x | 0.7% | (0.2%) | 16.4% | 23.2% |
| Ulta Beauty, Inc. | 214.00 | 62.6% | 12,051 | 11,688 | 1.9x | 1.6x | 1.5x | 20.1x | 10.3x | 9.6x | (0.2%) | (3.7%) | 9.6% | 15.4% |
| Coty Inc. | 3.79 | 28.2% | 2,892 | 11,766 | 2.3x | 2.4x | NM | 65.2x | 14.1x | NM | (23.0%) | (22.3%) | 3.6% | 16.8% |
| Inter Parfums, Inc. | 42.59 | 52.3% | 1,343 | 1,316 | 3.0x | 2.1x | NM | 36.1x | 12.9x | NM | (6.0%) | (6.7%) | 8.2% | 16.2% |
| e.l.f. Beauty, Inc. | 18.55 | 88.2% | 941 | 1,017 | 3.5x | 3.3x | 3.1x | 16.4x | 14.3x | 13.1x | 6.7% | 16.6% | 21.3% | 23.0% |
| *Average* | | | | | 3.5x | 3.1x | 3.3x | 32.2x | 15.2x | 14.9x | (3.1%) | (1.7%) | 13.7% | 19.8% |
| *Median* | | | | | 3.2x | 2.8x | 3.7x | 27.7x | 14.2x | 15.5x | 0.3% | (2.0%) | 13.0% | 19.9% |
| **Direct to Consumer** | | | | | | | | | | | | | | |
| Wayfair Inc. | $340.66 | 99.7% | $32,496 | $32,105 | 2.3x | 2.1x | 1.7x | 51.7x | 59.1x | 37.7x | 30.9% | 138.5% | 4.5% | 3.5% |
| Chewy, Inc. | 56.97 | 96.1% | 22,877 | 22,723 | 3.3x | 2.7x | 2.3x | NM | NM | 77.1x | 31.2% | 161.7% | 0.2% | 1.9% |
| Farfetch Limited | 29.32 | 92.0% | 9,957 | 9,791 | 6.4x | 4.8x | 3.9x | NM | NM | 69.1x | 40.7% | 107.6% | (5.2%) | 1.3% |
| YETI Holdings, Inc. | 51.72 | 94.0% | 4,500 | 4,662 | 4.6x | 4.0x | 3.7x | 21.9x | 18.7x | 16.9x | 12.9% | 20.7% | 20.8% | 21.4% |
| Canada Goose Holdings Inc. | 22.79 | 50.3% | 2,510 | 2,660 | 4.6x | 3.5x | 3.2x | 19.0x | 11.3x | 10.9x | 1.4% | 10.1% | 24.0% | 30.8% |
| Stitch Fix, Inc. | 23.89 | 78.5% | 2,450 | 2,233 | 1.2x | 1.0x | 0.9x | NM | NM | 30.7x | 11.2% | (151.6%) | (3.1%) | (0.1%) |
| Revolve Group, Inc. | 19.59 | 73.4% | 1,362 | 1,235 | 2.1x | 1.7x | 1.4x | 22.9x | 16.9x | 12.7x | 9.9% | 15.1% | 9.0% | 10.1% |
| Purple Innovation, Inc. | 20.82 | 75.0% | 1,111 | 1,053 | 1.7x | 1.3x | 1.2x | 12.9x | 11.0x | 10.0x | 35.8% | 77.2% | 12.8% | 12.1% |
| The Lovesac Company | 30.53 | 82.8% | 443 | 388 | 1.3x | 1.1x | 0.9x | NM | 35.0x | 15.0x | 24.4% | 180.6% | 0.2% | 3.1% |
| Casper Sleep Inc. | 9.26 | 58.4% | 372 | 339 | 0.7x | 0.5x | 0.4x | NM | NM | 16.9x | 19.9% | 83.6% | (10.8%) | (3.5%) |
| *Average* | | | | | 2.8x | 2.3x | 2.0x | 25.7x | 25.3x | 29.7x | 21.8% | 64.3% | 5.2% | 8.1% |
| *Median* | | | | | 2.2x | 1.9x | 1.6x | 21.9x | 17.8x | 16.9x | 22.1% | 80.4% | 2.4% | 3.3% |
| Aggregate Average | | | | | 3.5x | 2.7x | 2.5x | 24.8x | 15.4x | 17.7x | 7.9% | 21.4% | 7.8% | 14.3% |
| Aggregate Median | | | | | 2.5x | 2.1x | 1.9x | 19.6x | 13.8x | 12.7x | 3.3% | 2.9% | 8.7% | 15.2% |

*Source(s): Capital IQ as of 09/25/20.*

*[1]Multiples larger than 100.0x and less than 0.0x deemed not meaningful.*

PLAYBOY 2020
36

Consolidated Adjusted Revenue Reconciliation PLAYBOY 2020 37 GAAP to Model Revenue Reconciliations ($000s) Audited Unaudited 2018 2019 YTD 6/30/20 GAAP Revenue 100,873$ 94,237$ 59,324$ Adjustments Coty Deferred Revenue Recognition Acceleration (22,127) - - UMD Novation Payment (500) - - Shanghai Changhe Deferred Revenue Recognition Acceleration - (15,630) - Comcast Co-Op Marketing - (400) - New Handong Pro Forma Revenue - - 3,333 Other (10) 7 - Adjusted Revenue 78,236$ 78,214$ 62,657$

Consolidated Adjusted EBITDA Reconciliation PLAYBOY 2020 38 GAAP to Model EBITDA Reconciliations ($000s) Audited Unaudited 2018 2019 YTD 6/30/20 Net Income 1,683$ 265$ (7,341)$ Adjustments Depreciation & Amortization 4,043 3,093 1,352 Income Tax Expense/(Benefit) 2,262 3,184 2,080 Interest Expense 9,211 14,225 6,656 EBITDA 17,199 20,767 2,747 Operating Adjustments Loss on Disposal of Assets 3,741 71 - Yandy Bargain Purchase Gain - 1,484 - Extinguishment of Debt 4,037 - - Investment Income (21) (225) (28) Other, net 1,208 221 (7) Operating EBITDA 26,164 22,318 2,712 Management Adjustments Non Recurring Revenue (22,627) (16,030) 3,333 Non Recurring Expenses 8,008 4,434 5,560 Other, net 2,003 997 670 Total Management Adjustments (12,616) (10,599) 9,563 Adjusted EBITDA 13,548 11,719 12,276 Adjusted EBITDA Margin (%) 17.3% 15.0% 19.6%

Yandy Adjusted EBITDA Reconciliation PLAYBOY 2020 39 Yandy Enterprises LLC EBITDA Reconciliations ($000s) Unaudited YTD 6/30/19 YTD 6/30/20 GAAP Net Income (2,445)$ 551$ Adjustments Interest Expense, net 1,159 - Management Fee 90 - Depreciation & Amortization 2,233 272 EBITDA 1,038 823 Adjustments Transaction Expenses 178 - Non Recurring Expenses 375 3,267 Adjusted EBITDA 1,591$ 4,090$ Adjusted EBITDA Margin (%) 8.7% 16.3%

Consolidated Income Statement PLAYBOY 2020 40 Note(s): These numbers do not include public company costs; historical financials are presented on management adjusted basis. * See slides 37 and 38 for non - GAAP to GAAP reconciliations. ($000's) Actuals 2018A 2019A YTD 6/30/2020 Revenue Commerce 45,401$ 51,549$ 50,819$ Digital 27,343 22,552 10,387 Legacy Business 5,492 4,113 1,452 Total Revenue 78,236$ 78,214$ 62,657$ YoY Growth (%) (2.0%) (0.0%) Direct Costs Commerce (9,757)$ (8,384)$ (18,286)$ Digital (6,658) (4,351) (2,290) Legacy Business (10,627) (9,681) (1,952) Total Direct Costs (27,041) (22,416) (22,528) Gross Profit 51,195$ 55,798$ 40,129 Gross Profit Margin (%) 65.4% 71.3% 64.0% Operating Expenses Segment OPEX (14,753)$ (10,537)$ (11,443)$ G&A (26,936) (36,635) (17,763) EBIT 9,506$ 8,625$ 10,923 Add back: D&A 4,043 3,094 1,353 Adjusted EBITDA 13,548$ 11,719$ 12,276$ Adjusted EBITDA Margin (%) 17.3% 15.0% 19.6%

# Consolidated Balance Sheet

($000's)

| | Audited | Unaudited | |
|---|---|---|---|
| | 2018A | 2019A | 6/30/2020 |
| **Assets** | | | |
| **Current Assets** | | | |
| Cash | $ 26,841 | $ 26,903 | $ 22,151 |
| Restricted Cash | 7,704 | 963 | 966 |
| Accounts Receivable | 8,025 | 5,598 | 5,299 |
| Inventories | 353 | 322 | 9,738 |
| Programming Costs | 91 | 502 | 372 |
| Purchase of Assets of Yandy, LLC | - | 13,627 | - |
| Prepaid Expenses and Other Current Assets | 5,424 | 11,392 | 11,552 |
| **Total Current Assets** | **$ 48,438** | **$ 59,307** | **$ 50,078** |
| **Long Term Assets** | | | |
| Property and Equipment, Net | $ 3,642 | $ 5,783 | $ 5,612 |
| Trademarks | 330,048 | 330,604 | 330,875 |
| Goodwill | 504 | 504 | 504 |
| Other Intangible Assets, Net | 2,977 | 1,872 | 7,812 |
| Other Noncurrent Assets | 11,983 | 11,984 | 12,003 |
| **Total Long-Term Assets** | **$349,154** | **$350,747** | **$ 356,806** |
| **Total Assets** | **397,592** | **410,054** | **406,884** |

| | Audited | Unaudited | |
|---|---|---|---|
| | 2018A | 2019A | 6/30/2020 |
| **Liabilities & Shareholders' Equity** | | | |
| **Current Liabilities** | | | |
| Accounts Payable | $ 6,802 | $ 7,593 | $ 7,364 |
| Payable to Related Party | 3,261 | 5 | - |
| Accrued Salaries, Wages and Employee Benefits | 4,363 | 3,613 | 2,654 |
| Current Portion of Deferred Revenues | 23,962 | 30,499 | 32,268 |
| Current Portion of Long-Term Debt | 2,305 | 3,182 | 2,798 |
| Current portion of Convertible Promissory Note | 3,500 | 13,500 | 13,500 |
| Other Current Liabilities and Accrued Expenses | 11,533 | 13,427 | 14,037 |
| **Total Current Liabilities** | **$ 55,726** | **$ 71,819** | **$ 72,621** |
| **Long-Term Liabilities** | | | |
| Long-Term Debt, Net of Current Portion | $ 152,595 | $ 157,810 | $ 157,379 |
| Deferred Revenues, Net of Current Portion | 14,047 | 13,762 | 15,978 |
| Deferred Tax Liabilities | 72,726 | 72,726 | 72,726 |
| Convertible Promissory Notes | 10,000 | - | - |
| Other Noncurrent Liabilities | 886 | 576 | 676 |
| **Total Long-Term Liabilities** | **$ 250,254** | **$244,874** | **$ 246,759** |
| **Total Liabilities** | **$305,980** | **$ 316,693** | **$ 319,380** |
| **Shareholders' Equity** | **$ 91,612** | **$ 93,361** | **$ 87,504** |
| **Total Liabilities & Shareholders' Equity** | **397,592** | **410,054** | **406,884** |

PLAYBOY 2020

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